To the Board of Directors and Stockholders

of Hartman Short Term Income Properties XX, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in this Post-Effetive Amendment No.1 to Form S-11 Registration Statement (No. 333-185336) of our report dated March 31, 2014 relating to the consolidated financial statements of Hartman Short Term Income Properties XX, Inc. and Subsidiaries as of and for the years ended December 31, 2013 and 2012, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas

June 5, 2014